Exhibit 6.982

PROMISSORY NOTE

$30,000.00 USD

May 28, 2020

1. Principal.

FOR VALUE RECEIVED of $15,000 USD, the undersigned, Principal Solar, Inc. (Borrower), whose address is 100 Crescent Court; Suite 700; Dallas TX 75201, promises to pay to Brandon Wisner, an individual, (Lender), whose address is 1401 McKinney 3603, Houston, TX 77007, the principal sum of $30,000, including accrued interest thereon calculated in accordance with the terms and provisions provided below. All sums owing under this note are payable in lawful money of the United States of America.

2. Interest.

Interest accrued on this note and “payback” shall be payable at a fixed per annum rate with total payback of principal and interest being $30,000.00 USD until such time as this note is paid in full. Interest shall be computed on the basis of the actual number of days elapsed in a year composed of 360 days.

All amounts required to be paid under Lender's note shall be payable at Lender's office located at 1401 McKinney 3603, Houston, TX 77007, or at such other place as Lender, from time to time, may designate in writing and/or by Wire Transfer.

If the required payment is not paid on or before the time which is agreed upon by the parties, being 120 days from the signing of this agreement Borrower shall pay the loan back with an additional 20% Penalty added to the payable balance.

3. Maturity Date.

The entire principal balance of this note, together with all accrued and unpaid interest, shall be due and payable on September 28, 2020 unless otherwise prepaid in accordance with the terms of this note.

4. Security.

(a)   This note is secured by a personal guarantee of the Maker.

(b)   All of the agreements, conditions, covenants, provisions, and stipulations contained in the mortgage and security documents that are to be kept and performed by Borrower and any guarantors of the note, are made hereby a part of this note to the same extent and with the same force and effect as if they were set forth fully herein, and Borrower covenants and agrees to keep and perform them or cause them to be kept and performed strictly in accordance with their terms.

5. Prepayment.

Borrower may prepay the whole or any portion of this note on any date.

6. Default and Remedies.

If Borrower fails to pay principal and/or interest on the date on which it falls due or to perform any of the agreements, conditions, covenants, provisions, or stipulations contained in this note, or in the security documents, then Lender, at its option and without notice to Borrower, may declare immediately due and payable the entire unpaid balance of principal will then execute the subscription agreement. In the event of default in the making of any payment herein provided, either of principal or Interest, or in the event the entirety of the indebtedness evidenced hereby is declared due, interest shall accrue at the maximum rate allowed by law (18% per year)

1

The remedies of Lender and the warrants provided in this note, and the security documents shall be cumulative and concurrent, and they may be pursued singly, successively, or together at the sole discretion of Lender. They may be exercised as often as occasion shall occur, and failing to exercise one shall in no event be construed as a waiver or release of it.

At the option of the Lender, the borrower may ask the lender for one extension of 30 days to cure the note. For this consideration, the Borrower will pay the lender an additional $10,000.

7. Attorneys' Fees and Costs.

If Lender engages any attorney to enforce or construe any provision of this note or the mortgage, or as a consequence of any default whether or not any legal action is filed, Borrower shall immediately pay on demand all reasonable attorneys' fees and other Lender's costs, together with interest from the date of demand until paid at the highest rate of interest then applicable to the unpaid principal, as if such unpaid attorneys' fees and costs had been added to the principal.

8. Waivers.

(a) Borrower hereby waives and releases all benefit that might accrue to Borrower by virtue of any present or future laws of exemption with regard to real or personal property or any part of the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment. Borrower agrees that any securities that may be levied on under a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by Lender.

(b) Borrower and all endorsers, sureties, and guarantors hereby jointly and severally waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest, notice of protest of this note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this note. They agree that each shall have unconditional liability without regard to the liability of any other party, and that they shall not be affected in any manner by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender.

Borrower and all endorsers, sureties, and guarantors consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this note, and to the release of any collateral or any part thereof, with or without substitution, and they agree that additional borrowers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

(c) Lender shall not be deemed by any act of omission or commission to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth in writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

9. Notices.

All notices required under or in connection with this note shall be delivered or sent by certified or registered mail, return receipt requested, postage prepaid, to the addresses set forth in Paragraph 1 hereof, or to such other address as any party may designate from time to time by notice to the others in the manner set forth herein. All notices shall be deemed to have been given or made either at the time of delivery thereof to an officer or employee or on the third business day following the time of mailing in the aforesaid manner.

10. Warranties and Representations

Maker warrants and represents to Payee, and to all other owners and holders of any indebtedness evidenced hereby, that the loan evidenced by this Note is and shall be solely for business, commercial or agricultural purposes and not primarily for personal, family or household use.

2

11. No Partnership or Joint Venture.

Nothing contained in this note or elsewhere shall be construed as creating a partnership or joint venture between Lender and Borrower or between Lender and any other person or as causing the holder of the note to be responsible in any way for the debts or obligations of Borrower or any other person.

12. Interest Rate Limitation.

Notwithstanding anything contained herein to the contrary, the holder hereof shall never be entitled to collect or apply as interest on this obligation any amount in excess of the maximum rate of interest permitted to be charged by applicable law. If the holder of this note ever collects or applies as interest any such excess, the excess amount shall be applied to reduce the principal debt; and if the principal debt is paid in full, any remaining excess shall be paid to the Borrower forthwith. In determining whether the interest paid or payable in any specific case exceeds the highest lawful rate, the holder and the Borrower shall to the maximum extent permitted under applicable law (a) characterize any non principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects of these; and (c) spread the total amount of interest throughout the entire contemplated term of the obligation so that the interest rate is uniform throughout the term. Nothing in this paragraph shall be deemed to increase the total dollar amount of interest payable under this note.

13. Modification.

In the event this note is pledged or collaterally assigned by Lender at any time or from time to time before the maturity date, neither Borrower nor Lender shall permit any modification of this note without the consent of the pledgee/assignee.

14. Number and Gender.

In this note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

15. Headings.

Headings at the beginning of each numbered paragraph of this note are intended solely for convenience of reference and are not to be construed as being a part of the note.

16. Time of Essence.

Time is of the essence with respect to every provision of this note.

17. Governing Law.

This note shall be construed and enforced in accordance with the laws of the state of TEXAS, except to the extent that federal laws preempt the laws of the state of TEXAS.

IN WITNESS WHEREOF, Borrower has executed this promissory note on the date set forth above.

Signed:

/s/ K. Bryce Toussaint

K. Bryce Toussaint - Chairman and CEO
Principal Solar, Inc.

3